UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2025 (January 23, 2025)

PLURI INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31392	98-0351734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park
Building No. 5
Haifa, Israel	3508409
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 7171

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.00001 per share	PLUR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 23, 2025, Pluri Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a company wholly owned beneficially by Mr. Alejandro Weinstein, a non-U.S. investor (“Mr. Weinstein” or the “Investor”), relating to a private placement offering (the “Offering”) of: (i) 1,383,948 common shares, par value $0.00001 per share (the “Common Shares”) of the Company, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 26,030 Common Shares, and (iii) warrants (the “Common Warrants”) to purchase up to 84,599 Common Shares. The purchase price for each Common Share is $4.61. The Pre-Funded Warrants have an exercise price of $0.0001 per share, are exercisable at any time following the receipt of certain approvals from the Company’s shareholders (the “Shareholder Approval”) required by the applicable rules of the Nasdaq Capital Market, and remain exercisable until exercised in full. The Common Warrants have an exercise price of $5.568 per share, will not be exercisable until the Company receives Shareholder Approval, and will be exercisable for three years following the date of receipt of the Shareholder Approval. The Pre-Funded Warrants and Common Warrants contain customary anti-dilution provisions and are subject to a 19.99% beneficial ownership limitation until the Shareholder Approval is obtained. The Securities Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investor and customary indemnification, registration rights and obligations of the parties.

Under the terms of the Securities Purchase Agreement, the Company agreed to nominate and appoint Mr. Weinstein (the “Designee”) to the Board of Directors of the Company (the “Board”), effective upon the closing of the Offering, and to recommend to the Company’s shareholders the election of the Designee to the Board, provided the Investor continues to hold at least 10% of the Company’s issued and outstanding Common Shares.

The gross proceeds to the Company from the Offering are expected to be approximately $6.5 million. The Company intends to use the proceeds from the Offering for working capital and general corporate purposes. The Offering is expected to close on or about January 31, 2025, subject to the satisfaction of customary closing conditions.

The securities issued with respect to the Offering are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Rule 903 of Regulation S promulgated thereunder. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration.

Concurrently with the Offering, on January 23, 2025, the Company and the Investor entered into a binding term sheet (the “Term Sheet”) for the purchase of certain shares representing approximately 71% of the equity of Kokomodo Ltd. (on a fully diluted basis), an Israeli company (“Kokomodo”), for an aggregate purchase price of $4.5 million, payable in Common Shares (the “Kokomodo Transaction”). The Kokomodo Transaction will be subject to, among other conditions, the successful completion of due diligence by both parties, the execution of a binding definitive agreement, which shall include customary closing conditions, and compliance with any regulatory and corporate approvals, including approval by the Company’s shareholders. The Kokomodo Transaction is expected to close following the approval by the Company’s shareholders. There is no guarantee when or if the Kokomodo Transaction will be completed. Pursuant to the Term Sheet, in case that the Kokomodo Transaction does not close, for any reason other than due to Investor’s failure to perform its material undertakings and/or covenants as agreed under the definitive agreement, or due to any due diligence finding which the Company is not currently aware of and that is likely to result in liabilities to Kokomodo exceeding $500,000, then the Company shall (a) purchase a certain portion of Investor’s shares in Kokomodo for a purchase amount of $1,000,000 (based on a $6,000,000 pre-money valuation of Kokomodo, calculated prior to the investment of $500,000 in Kokomodo, as described in (b)), and (b) invest an additional $500,000 in Kokomono under a Simple Agreement for Future Equity (“SAFE”), providing a 20% discount of the price per share set in connection with a trigger event for conversion of the SAFE into equity of Kokomodo and a pre-money valuation cap of $5,500,000 in connection with such conversion.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing descriptions of the Securities Purchase Agreement, the Pre-Funded Warrants, the Common Warrants and the Binding Term Sheet are qualified in their entirety by reference to the full text of the forms of the Securities Purchase Agreement the Pre-Funded Warrants, the Common Warrants and the Term Sheet, copies of which are filed as Exhibits 10.1, 4.1, 4.2, and 10.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Offering, and pursuant to the terms of the Securities Purchase Agreement, as described in Item 1.01, Entry into a Material Definitive Agreement, on January 23, 2025, the Board appointed Mr. Weinstein to serve as a director of the Board, effective immediately upon the closing of the Offering and conditioned on the closing of the Offering.

Mr. Weinstein is a global investor and entrepreneur with a career spanning over two decades in the pharmaceutical, biotechnology, and sustainable technology sectors. Mr. Weinstein is the co-founder of WM Partners and is a General Partner of WM Partners since 2016, a General Partner of Olive Tree Ventures since 2018, and a General Partner of Venterra Capital since 2018. From 2004 to 2014 Mr. Weinstein was the Chief Executive Officer of CFR Pharmaceuticals S.A. Mr. Weinstein is also serving as a member of the board of directors of Gauzy Ltd. and Procaps Group, S.A since 2024.

Mr. Weinstein will serve as a non-executive officer director and will be entitled to the rights and privileges afforded to other non-executive officers directors, including receipt of information, reimbursement of expenses, and coverage under the Company’s director and officer insurance policies.

There are no arrangements or understandings between Mr. Weinstein and any other person pursuant to which he was selected as a director other than the terms of the Securities Purchase Agreement. Additionally, Mr. Weinstein does not have any family relationships with any director or executive officer of the Company and does not have any direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K, other than as described in Item 1.01, Entry into a Material Definitive Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Warrant
10.1	Securities Purchase Agreement
10.2	Binding Term Sheet
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Safe Harbor Statement

This Current Report on Form 8-K contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. For example, the Company is using forward-looking statements when it discusses the expected closing of the Offering; the receipt of the proceeds and the intended use of the proceeds from the Offering; the Kokomodo Transaction; that a definitive agreement will be executed in connection with the Kokomodo Transaction; the expectation that due diligence will be successfully completed by both parties in connection with the Kokomodo Transaction; that the Kokomodo Transaction will be compliant with any regulatory and corporate approvals, including shareholder approval; that the Kokomodo Transaction will close no later than the second or third quarter of 2025; and the potential transactions that may occur if the Kokomodo Transaction does not close. These forward-looking statements and their implications are based on the current expectations of the management of the Company only and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements about the Company: the conditions to the closing of the Offering and the Kokomodo Transaction, including shareholder approval, may not be met; the parties may not successfully negotiate final documentation with respect to the Kokomodo Transaction; changes in technology and market requirements; the Company may encounter delays or obstacles in launching and/or successfully completing its clinical trials, if necessary; the Company’s products may not be approved by regulatory agencies; the Company’s technology may not be validated as it progresses further and its methods may not be accepted by the scientific community; the Company may be unable to retain or attract key employees whose knowledge is essential to the development of its products; unforeseen scientific difficulties may develop with the Company’s processes; the Company’s products may wind up being more expensive than it anticipates; results in the laboratory may not translate to equally good results in real clinical settings; the Company’s patents may not be sufficient; the Company’s products may harm recipients or consumers; changes in legislation with an adverse impact; inability to timely develop and introduce new technologies, products and applications; and loss of market share and pressure on pricing resulting from competition, which could cause the actual results or performance of the Company to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, the Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting the Company, reference is made to the Company’s reports filed from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURI INC.

Date: January 29, 2025	By:	/s/ Liat Zalts
	Name:	Liat Zalts
	Title:	Chief Financial Officer

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